UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

Strategic Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

200 West Madison Street, Suite 1700
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
In connection with a new universal shelf registration statement on Form S-3ASR that Strategic Hotels & Resorts, Inc. (the “Company”) expects to file with the Securities and Exchange Commission (the “SEC”) promptly after filing this Current Report on Form 8-K with the SEC, the following updated unaudited pro forma financial information is attached as Exhibit 99.1 and is incorporated herein by reference:

•	Unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2014.

The pro forma financial information relates to the Company’s previously announced acquisition of the remaining 63.6% ownership interest in BSK Del Partner, L.P., the entity that owns the Hotel del Coronado, which closed on June 11, 2014.
The pro forma financial information gives effect to certain pro forma events described therein and has been presented for informational purposes only. It does not purport to project the future financial position or operating results of the Company.
Item 9.01 Financial Statements and Exhibits.
(b)     Pro forma financial information.
Filed as Exhibit 99.1 hereto is the unaudited pro forma financial information.
(d)    Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

February 24, 2015	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma financial information